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                                                              SUBLEASE
                                                     AGREEMENT dated as of
                                                     August 20, 1996
                                                     ("Agreement"), by and
                                                     between BROADWAY VIDEO,
                                                     INC., a New York
                                                     corporation ("BV"), and
                                                     LRM ACQUISITION CORP., a
                                                     Delaware Corporation
                                                     ("LRM").

                  Pursuant to an asset purchase agreement dated as of July 30, 1996 (the "Asset Agreement"), among the parties hereto and other firms and corporations, certain Assets (as that term is defined in the Asset Agreement) are being sold to LRM and its affiliated entities.

                  BV is the tenant under a lease dated October 5, 1995, between LANDPEN CO., L.P., as owner ("Owner" or "Landlord"), and BV, as tenant, as amended by amendments dated October 5, 1995 and March 5, 1996 (collectively, the "Lease"). Copies of the Lease have been delivered to LRM. The leased premises consists of the entire eighth Floor and the entire eleventh Floor (the "11 Floor") at 254 West 54th Street, New York, New York 10019. The term of the Lease commenced February 7, 1996 and will expire February 6, 2006, subject to the terms and provisions thereof.

                  The 11 Floor is presently utilized by BV is connection with its use of the Assets.

                  The transactions contemplated by the Asset Agreement are being consummated simultaneously with the execution and delivery of this Agreement.

                  Articles 11 and 48 of the Lease give BV the right to sublet the 11 Floor to LRM, subject to the consent of the Owner. BV desires so to do, and LRM desires to sublet the 11 Floor, on the terms and subject to the conditions hereof.

                  NOW, THEREFORE, in consideration of the premises, the parties hereto, intending to be bound legally, hereby agree that:

                  1. On the terms and subject to the provisions hereof, BV hereby sublets the 11 Floor, together with the furniture and fixtures of Seller presently located thereat, to LRM, for the term of this Agreement.

                  2. The term of this Agreement ("Term") shall commence on the date hereof, and shall terminate one year following the date hereof. If the Lease is theretofore terminated by the Owner, the Term shall terminate on the date of the termination of the Lease. LRM shall not have any right to extend the Term.

                  3. During the Term, the 11 Floor may be used for any purpose permitted by the Lease.

                  4. (a) The annual rent under this Agreement is as $102,000, payable in equal monthly installments of $8,500 per month. Payments shall be made in advance on the first






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day of each month during the Term. Prorations for the month of August in each year shall be made. If rent is abated under Article 9 of the Lease, rent will be proportionately abated hereunder.

                  (b) In addition, during the Term, LRM shall pay to BV amounts equal to one-half of all sums (other than late charges) billed to BV by the Owner as additional rent under the Lease, including without limitation all sums billed as tax escalations under Article 38 thereof, together with one half of all sums paid by BV for electric (unless the floors are metered separately, in which case LRM shall pay all sums billed for the 11 Floor. Appropriate apportionments shall be made for the months in which the commencement of the Term of this Agreement and its ending occur. BV will agree with the electric utility servicing the 11 Floor to cause that utility to supply electric service to LRM on the same terms that such service is supplied to BV.

                  (c) LRM shall reimburse BV, from time to time during the Term, for one-half of the cost to BV of providing the insurance required by
Article 45 of the Lease. A certificate from BV's broker as to the amounts due shall be sufficient evidence of the same. BV shall have LRM named as additional named insured with respect to the 11 Floor, and LRM shall be entitled to 30 days' notice prior to cancellation or amendment.

                  5. The parties hereto shall, promptly after the execution and delivery of this Agreement, use reasonable efforts to procure the consent of the Owner to this Agreement and the transactions contemplated hereby as required by Article 48 of the Lease. LRM and BV shall furnish to Landlord whatever information Landlord reasonably requires under the provisions of
Article 48 of the Lease.

                  6. The provisions of Article 58 of the Lease shall govern the method and timing of the giving of notices given under this Agreement. LRM's address shall be that provided in the Asset Agreement, and may be changed in the manner provided in the Lease.

                  7. This Agreement is subject and subordinate to the Lease, and to any agreement to which the Lease is subject. LRM has received a copy of the Lease, and will not violate it or give Owner cause to terminate it. The provisions of the Lease applying to BV, as tenant, shall apply to LRM under this Agreement, except as expressly modified hereby, e.g. with respect to rent. BV will not violate the Lease or give Owner cause to terminate it.

                  8. The Lease describes the Owner's duties thereunder. BV shall not be required to perform the Landlord's duties. If the Landlord fails to perform, LRM may send BV a notice. Upon receipt of that notice, BV will promptly notify the Owner and demand that the Lease be carried out. BV shall continue such demands until the Owner performs.

                  9. Neither party shall have the right to assign this Agreement, or to assign or sub-let the 11 Floor. LRM shall make no agreement with the Owner about the 11 Floor or the Lease. LRM shall not pay rent or other charges to the Owner, but only to BV.

                  10. This Agreement may not be changed or terminated orally. Subject to the provisions of the previous paragraph, it shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, and upon any successor in interest to the Owner. It shall be


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governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein.

                  11. BV represents and warrants that air conditioning has been installed in the 11 Floor as contemplated by the provisions of paragraph 3 of the March 5, 1996 amendment to the Lease. BV agrees that LRM shall not bear any sums payable by BV pursuant to paragraph 4 of that amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                          BROADWAY VIDEO, INC.


                          By: /s/ Stephen W. Shippee
                             ------------------------------------


                          LRM ACQUISITION CORP.


                          By: /s/ Richard E. Snyder
                             ------------------------------------



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                                                              August 20, 1996

Broadway Video, Inc.
1619 Broadway
New York, New York 10019

                  Re: Sublease Agreement dated as of August 20, 1996 ("Agreement"), by and between BROADWAY VIDEO, INC., a New York corporation ("BV"), and LRM ACQUISITION CORP., a Delaware corporation ("LRM").

                  FOR VALUE RECEIVED, GOLDEN BOOKS FAMILY ENTERTAINMENT, INC., the owner of all of the outstanding shares of the capital stock of LRM, hereby agrees that, if the same is necessary to securing the Owner's consent contemplated in paragraph 5 of the captioned Agreement, it will guarantee the performance by LRM of its obligations under the Agreement, provided that (i) BV has complied with the provisions of paragraph 5 of the Agreement, and (ii) the form of guarantee required by that Owner is reasonably satisfactory to it.


                                          GOLDEN BOOKS FAMILY
                                          ENTERTAINMENT, INC.

                                          By: /s/ Richard E. Snyder
                                             ---------------------------